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                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                          ----------------------------


                                    FORM 8-K


         Date of Report (Date of earliest event reported): May 19, 1994

                              BancTEXAS Group Inc.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)





            DELAWARE                    0-8937                  75-1604965
(State or other jurisdiction of    (Commission File          (I.R.S. Employer
incorporation or organization)         Number)            Identification Number)

      P.O. BOX 802527                                           75380-2527
        DALLAS, TEXAS                                           (Zip Code)
(Address of principal executive
           offices)


                                 (214) 701-4700
              (Registrant's telephone number, including area code)
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ITEM 5. OTHER EVENTS.

     On May 19, 1994 BancTEXAS Group Inc. (the "Company") executed a Stock Purchase and Operating Agreement between the Company and First Banks, Inc., a Missouri corporation ("First Banks"). Pursuant to that agreement, First Banks is to invest $30 million in the Company by purchasing 37,500,000 shares of a new class of capital stock of the Company, to be designated "Class B Common Stock." Consummation of the transaction is subject to certain conditions, including the receipt by First Banks of required bank regulatory approvals and the approval of the transaction and of admendments to the Company's Certificate of Incorporation by the stockholders of the Company.

     Also on May 19, 1994 the Company issued a press release announcing that the Stock Purchase and Operating Agreement had been signed and providing additional information regarding the terms thereof. A copy of that press release appears as an exhibit to this Report.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

(c)       Exhibit No.            Description
          -----------            -----------

              99 Joint Press Release dated May 19, 1994 of BancTEXAS Group Inc. and First Banks, Inc. announcing the execution on May 19, 1994 of a Stock Purchase and Operating Agreement between the two companies.


                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duty caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        BancTEXAS Group Inc.
                                        (Registrant)



Date: May 26, 1994                      By:  /s/ RICHARD H. BRAUCHER

                                             Richard H. Braucher
                                             Senior Vice President, Secretary
                                               and General Counsel
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                                 EXHIBIT INDEX



Exhibit No.               Description                                      Page
- - -----------               -----------                                      ----

    99 Joint Press Release dated May 19, 1994 of BancTEXAS Group Inc. and First Banks, Inc. announcing the execution on May 19, 1994 of a Stock Purchase and Operating Agreement between the two companies.